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                                                                   EXHIBIT 23.04

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of VeriSign, Inc. of our report dated March 17, 2000, relating to the consolidated financial statements of National Telemanagement Corporation and Subsidiary (not presented separately with respect to the financial statements), which appears in the Annual Report on Form 10-K of Illuminet Holdings Inc., for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
October 8, 2001

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